Exhibit 99.1

Contacts:
	Semitool, Inc. Larry Viano, Chief Financial Officer 406.752.2107 lviano@semitool.com	Pfeiffer High Investor Relations, Inc. Geoff High 303.393.7044 www.pfeifferhigh.com

Semitool Reports First Quarter Bookings of $63.8 Million,
Up 42% from Comparable 2007 Quarter

Management to Present at Needham & Co.‘s Tenth Annual Growth Conference

KALISPELL, MT – Jan. 8, 2008 – Semitool, Inc. (NASDAQ: SMTL), a leading manufacturer of wafer processing equipment for the semiconductor industry, today announced that bookings for the first quarter ended December 31, 2007 were $63.8 million, up 42 percent from bookings of $45.0 million in the same quarter a year ago.

Larry Murphy, president and chief operating officer, said, “Included in our first quarter bookings are several strategic orders that have broadened our base of customers in Asia and increased our overall market share.   A large memory customer in Korea ordered two additional Raiders bringing their total number of Raiders to three. In Taiwan, we received a first time order as well repeat orders for front-end-of-line surface preparation Raiders.  We also received an order from another major memory manufacturer for a copper-plating tool that will be used to develop sub-50nm technology.”

“Another key accomplishment in Asia was our establishment of a joint development project with a major foundry working on sub-32nm technology for both BEOL and FEOL cleaning processes,” Murphy said.  “Our focused effort in the Asian market is clearly gaining momentum.”

Semitool’s management will discuss first quarter bookings and general business trends during a presentation at the Tenth Annual Needham Growth Conference in New York City on January 9.  The presentation will be held at 11:30 a.m. Eastern, and a live webcast of the event will be available on the investor relations page of Semitool’s website, located at www.semitool.com.

The company plans to report consolidated first quarter financial results after the market closes on Thursday, January 31. Details related to the company’s first quarter conference call and webcast will be presented in a subsequent news release.

About Semitool, Inc.
Semitool designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer-level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on Nasdaq under the symbol SMTL. For more information, please visit the company’s website at www.semitool.com.

Semitool is a registered trademark of Semitool, Inc.

Safe Harbor Statement
The matters discussed in this news release include forward-looking statements, including the statement that our focused effort in the Asian market is gaining momentum. In addition, the bookings information provided above will be supplemented by comprehensive consolidated financial results for the first quarter of fiscal year 2008 in a news release and conference call expected to occur on January 31, 2008. The forward-looking statements contained herein are based on management’s assumptions, estimates and projections as of the date hereof and are subject to risks and uncertainties that are discussed in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.  In addition, bookings are not necessarily an indication of revenue in any future financial period.  Many factors can adversely affect future financial performance, including cancellations and push-outs, customers’ on-site acceptance of our products, unanticipated costs, as well as a number of other risk factors described in our Annual Report on Form 10-K. Our business in general is subject to risks that can cause actual results to differ materially from those anticipated in our forward-looking statements, including, without limitation, demand being adversely affected by the cyclicality in the semiconductor industry, delays in acceptance and payment for shipped tools, the company’s ability to timely deliver and support its products, technological changes that affect our ability to compete, the risks associated with competing on a global basis and possible volatility in key markets. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.